EXHIBIT 10.29

Master Consultancy Services Agreement

(October 2010 revision)

This Master Consultancy Services Agreement is made between:

A

OncoLytika Ltd a company incorporated in England & Wales (registration number 07305115) whose registered office and trading address is at 1 The Firs, Wilburton, Ely, Cambridgeshire CB6 3FL (‘the Consultancy’), and

B

Belgium Volition SA. Limited a company incorporated in Belgium with company number 0891006861 whose registered office is at Rue du Séminaire, 20A, BE - 5000 Namur, Belgium (“Belgian Volition” or “the Client”).

The Consultancy agrees to supply and the Client agrees to engage the Consultancy’s Services on the following terms:

1.

Nature of this Agreement

1.1

This is a Master Agreement, and defines the terms under which the Consultancy will undertake such Services for the Client as may be agreed between the parties from time to time.

1.2

Entering this Agreement does not of itself oblige the Client to offer any work to the Consultancy nor for the Consultancy to provide or the Client to accept or pay for any particular consultancy services. Neither party wishes to create or imply any mutuality of obligation between themselves either in the course of or between any performance of the services or during any notice period. Where it is agreed between the parties that any Services are to be provided, a schedule in the form annexed to this Agreement setting out the nature of the Services, the charging basis, and any other material terms (a ‘Schedule’) will be produced by the Consultancy and provided to the Client.

1.3

On receipt of a Schedule

1.3.1

if the Client accepts its terms the Client will promptly sign and return one copy to the Consultancy

1.3.2

if the Client does not accept its terms the Client will promptly advise the Consultancy.

1.4

Upon a Schedule being signed by both parties, it will become a contract binding on the parties.

1.5

A contract formed on the basis of a Schedule referencing these terms is governed only by these terms and by no others, except where both parties expressly agree in writing. In particular, it is agreed that any Purchase Order or other such document from the Client is intended for the Client’s own administrative purposes only, and that notwithstanding its wording, neither a Purchase Order nor its content will have any legal effect. Save to the extent expressly provided, all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

1.6

Either party may request change to the nature or scope of Services covered by a Schedule. Any such request shall be sufficiently detailed to enable the other party to assess the impact of the proposed change. No such change will become effective until agreed in writing between the parties.

1.7

This Agreement is not exclusive; the Client acknowledges that the Consultancy enters this Agreement in the course of its business of providing services to its customers, and the Consultancy is and remains at liberty to also provide services to third parties; the Client is and remains at liberty to engage services (including similar services) from third parties. The Consultancy reserves the right to decline to provide any advice and assistance outside the scope of the Services as specified in Schedules agreed between the parties, even if the Consultancy may previously have provided such additional advice and assistance.

2.

Services

2.1

The Consultancy will provide Services as agreed from time to time in Schedules, so far as is reasonably practicable within any agreed timescale, and with all proper skill and care.

2.2

As an independent professional, the Consultancy will not be subject to direction or control, and itself accepts the responsibility for the proper provision of Services. It is the Consultancy’s responsibility to maintain adequate Professional Indemnity, Employer's Liability, and Public Liability insurance.

2.3

The Consultancy is responsible for maintaining reasonable continuity in personnel providing Services on its behalf, but reserves the right in its sole discretion to make changes from time to time; no additional charge will be made for any handover period, and the Consultancy remains responsible for defining the scope of any Services to be performed by a substitute, and in any event for all Services performed on its behalf. Where the Consultancy’s charges are on a time and materials basis, or where any individual who will provide Services is named in a Schedule (or the Client has a reasonable expectation that the Services will primarily be provided by a specific individual), it is the Consultancy’s responsibility to ensure that the relevant skills and experience of any replacement personnel remain commensurate with the fee rates charged.

2.4

It is the Client’s responsibility to afford the Consultancy with such access, information and staff cooperation as the Consultancy may reasonably require for the proper performance of any Services, and for ensuring that all relevant Health and Safety policies, risks, information and relevant statutory compliance measures are disclosed to the Consultancy.

3.

Copyright and Intellectual Property Rights

3.1

The Consultancy and the Client shall retain all right, title and interest in any patent, patent application, trade secret, know-how and other intellectual property that was owned by such party prior to the date of this Agreement and no license grant or assignment, express or implied, is intended by, or shall be inferred from this Agreement.

3.2

All rights to any inventions and discoveries, know-how, trade-secrets and all intellectual property rights inherent thereto (“Inventions”), whether patentable or not, conceived by the Consultancy , or any third party who assists in performing the Services, whether jointly or solely with others in connection with the Services, arising out of the performance of any obligations under this Agreement (“Client Invention”) shall vest and reside with the Client. The Consultancy without any additional consideration shall cause each inventor of the same to promptly take any actions deemed necessary by the Client to assign and transfer any and all such rights to Client Inventions to the Client and permit the Client to record, perfect and maintain such rights.

3.3

The Consultancy warrants that it has enforceable written agreements or policies with all of its employees who receive the Client’s confidential information under this Agreement assigning to the Consultancy ownership of all Inventions created in the course of their employment.

3.4

All data generated or arising from the performance of the Services shall be the exclusive property of Volition.

3.5

Nothing shall prevent the Consultancy from using techniques, ideas, and other know-how gained during the performance of Services under this Agreement in the furtherance of its own business, to the extent that such does not result in disclosure or abuse of confidential information in breach hereof, or any infringement of any Intellectual Property Rights of the Client.

4.

Charges and Payment

4.1

Estimates are subject to change if based on incorrect information provided by the Client, or if any specified dependencies / facilities are not available on time, or if any equipment required to be provided by the Client fails to operate correctly (save where the engagement itself is for the repair thereof).

4.2

All sums due shall be invoiced and paid as specified in the applicable Schedule. The Client will pay the Consultancy’s invoices plus VAT within 14 days, Unless otherwise specified, where payment is on a time and materials basis, the Consultancy may invoice monthly.

4.3

If any of the Consultancy’s invoices becomes overdue, the Consultancy may suspend provision of Services, and any agreed timescale will be automatically extended; the Consultancy may also terminate this Agreement and any current Schedule for material breach whilst any payment is more than 7 days overdue.

5.

Liability

The Consultancy is not liable for any loss or damage in excess of the higher of (a) ₤45,000, and (b) 125% of the total sums payable under a Schedule, except where it may not lawfully exclude or limit liability. Each party expressly excludes liability for consequential loss or damage, loss of profit, business, revenue, goodwill or anticipated savings. Any liability or remedy for innocent or negligent misrepresentation is expressly excluded. Neither party excludes or limits liability for death or personal injury.

6.

Termination

6.1

Either party may terminate this Agreement at any time when there is no current Schedule, by immediate written notice.

6.2

Either party may terminate this Agreement and any current Schedule at any time if the other is in material breach or if the other becomes insolvent, by immediate written notice.

6.3

Any rights or obligations of a continuing nature shall survive termination.

7.

Force Majeure

If either party is obstructed in performing any of its obligations under a Schedule by an event outside its reasonable control, then performance to the extent obstructed is suspended for so long as the obstruction continues. Whilst performance is suspended and has been so for more than 7 days, either party may terminate that Schedule by immediate written notice.

8.

Staff obligations and third party rights

8.1

Each party solely retains all the responsibilities and rights of an employer towards and in relation to its own employees. No person providing Services is expected or required to integrate into the Client’s business organisation or employed workforce. Neither party seconds its employees or any of them to the other, nor is it the intention of either party to have or create an employee/employer relationship with the other. Each party will indemnify the other against any claims brought by or in relation to its own employees, whether such claims relate to employment, tax, national insurance, or otherwise.

8.2

Neither party will employ, engage, or otherwise solicit any person who during the previous 6 months was an employee or sub-contractor of the other and with whom such party had material contact in connection with Services performed under any Schedule, until 6 months after that Schedule has terminated.

8.3

No third party rights are intended to be conferred or created by this Agreement or any Schedule.

8.4

In this term, ‘employees’ includes, so far as the context permits:

8.4.1

in the case of an LLP or partnership, its partners and employees

8.4.2

in the case of a company, its officers and employees.

9.

Confidentiality

Unless the parties have signed a separate agreement containing more specific provisions in relation to confidentiality (in which case the provisions of such agreement will continue to apply in lieu of this clause), each party will keep any confidential information disclosed by the other secret, and on termination (or sooner if required) will at the option of the owner thereof return or destroy such confidential information. Neither party may use or take advantage of any such confidential information without the discloser’s consent, even after the end of this Agreement. This obligation does not apply to (i) information known to the receiver before disclosure by the other party, or (ii) information which becomes public knowledge without fault on the part of the receiver, or (iii) disclosures made to the extent required by some applicable legal or regulatory requirement.

10.

Notices

Any notice to be given by either party to the other shall be in writing and may be sent by recorded delivery to the address of the other and shall be deemed to be served 2 days following the date of posting.

11.

Law

These terms are governed by the laws of England & Wales, whose courts shall have sole jurisdiction in relation to all matters arising.

Signed by the parties’ authorised representatives as follows:

On behalf of the Consultancy by Mark Eccleston
(Authorised Signature)

Title: Dr Mark Eccleston (Managing Director) Date: 1st January 2014

On behalf of the Client by
Cameron Reynolds

Title: CEO Date: 1st January 2014

Schedule no 1

to Master Consultancy Agreement between

OncoLytika (‘the Consultancy’) and Belgian Volition SA. (‘the Client’)

dated 01 January 2014 (the ‘Master Agreement’)

1.

Introductory

1.1

The general nature of the Client’s business is epigenetic based diagnostics, and the Client requires expert assistance in connection with a project for development and technology commercialisation

1.2

The Consultancy’s field of expertise includes Project Management and Business Development, and the Consultancy has agreed to provide the following Services to the Client, under the terms of the Master Agreement.

2.

Services

2.1

The consultancy will provide project coordination for the Client’s Eurostar -program.

2.2

The consultancy will provide summary reports and financial projections for the programmes as specified in the E! 8245 NuQ® application

2.3

The Consultancy is retained on a non-exclusive basis on the terms set out in this Agreement, to provide Services to the Client (and/or any of its Group Companies) and, by all reasonable and proper means, to maintain, improve and extend the Business and its Group Companies and to further their reputation and business interests.

2.4

The Consultancy is responsible for providing its own reference materials, administrative support, and equipment.

2.5

The Consultancy will liaise as necessary with the Mr. Cameron Reynolds CEO of the Client.

2.6

The Consultancy shall be responsible for correcting any defective Services or Deliverables at its own cost and in its own time, provided that such defects are notified to the Consultancy by the Client in writing within one month after the Services are otherwise complete. It is the Client’s responsibility to afford the Consultancy reasonable opportunity to so rectify any defective Services / Deliverables.

2.7

Any further specific details, prioritisation, and time estimates for each piece of work will be as agreed between the Consultancy and the Client from time to time. Progress reports will be provided on invoicing.

3.

Timetable

3.1

Provision of the Services is expected to commence on 1 January 2014 and to be completed by 31 December 2015.

4.

Charging basis

4.1

The Consultancy will provide the Services for the following consideration:

4.1.1

For the period from 1 January 2014 to 31 December 2015 the fee payable by the Client shall be €4,500 per 6 month period

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4.2

In the event that the Services require the Consultancy to travel, the Client in addition to the Fixed Price shall reimburse the Consultancy against invoice for all reasonable expenses subject to production of receipts or other appropriate evidence of payment and in connection with such travel, on the following basis:

4.2.1

All air travel shall be Economy Class flights

4.2.2

All rail travel shall be Second Class Rail

4.2.3

Car journeys shall be charged at the rate of £0.45 per mile plus parking fees.

4.2.4

Hotels bills, including breakfast and dinner, shall be redeemable up to a maximum of £200 per night.

4.3

If this Schedule is terminated prematurely, the Client will pay the Consultancy for Services provided prior to termination on a quantum meruit basis.

5.

Termination for convenience

5.1

Consultancy may give the Client one month's notice in writing to terminate the Services provided under this Schedule

5.2

The Client may give the Consultancy one month's notice in writing to terminate the Services provided under this Schedule

6.

Notices

6.1

Any notices to be served on the Client may be sent by fax, e-mail or first class post to its registered office. Any notices to be served on the Consultant may be sent by fax, e-mail or first class post to his professional address. Notices sent by fax shall be deemed to have been served on the day after the transmission was made but only if a transmission report is generated by the sender’s machine recording a message from the recipient’s machine confirming that the fax was sent to the correct number and that all pages were successfully transmitted. Notices sent by e-mail between 9.00 am and 5.00 pm shall be deemed to have been served on the day on which it is sent. E-mails sent outside these hours shall be deemed to have been served on the next working day. Notices sent by first class post shall be deemed to have been served on the first working day after posting.

7.

Generally

7.1

The Services will be performed under the terms of the Master Agreement, which together with this Schedule and any other documents expressly referred to in the Master Agreement or in this Schedule constitute the entire understanding between the parties relating to the subject matter of this engagement. Any earlier agreement between the parties relating to the subject matter of this Schedule is hereby superseded and is discharged by mutual consent. No other terms or changes will apply unless in writing and signed by both parties.

7.2

Neither party enters the agreement constituted by this Schedule and the Master Agreement on the basis of or relying on any representation, warranty or other provision not expressly stated herein.

7.3

This Schedule shall prevail if there is any conflict between it and the Master Agreement.

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On behalf of the Consultancy by Mark Eccleston
(Authorised Signature)

Title: Managing Director Date: 1st January 2014

On behalf of the Client by
Cameron Reynolds

Title: CEO Date: 1st January 2014

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